STOCK PURCHASE AGREEMENT
                                 (REGULATION S)

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of April 19, 2005, by and between the purchaser named on the signature page hereto ("Purchaser") and the seller named on the signature page hereto ("Seller").

                                    RECITALS

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase from Seller, the number of shares of common stock, par value $0.001 per share (the "Common Stock"), of Advanced Medical Institute Inc., a Nevada corporation (the "Company"), set forth on the signature page hereto (the "Shares") for the consideration and on the terms set forth in this Agreement.

         NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1.
                      SALE AND TRANSFER OF SHARES; CLOSING

         SECTION 1.1 The Shares. Subject to the terms and conditions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Shares at the per share price set forth on the signature page hereto (the "Purchase Price").

         SECTION 1.2 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place on the date indicated on the signature page hereto, or at such other time and place as the parties may mutually agree (the "Closing Date").

         SECTION 1.3 Closing Obligations. At the Closing, Seller will deliver to Purchaser certificates representing the Shares, duly endorsed or accompanied by duly executed stock powers, and Purchaser shall pay the Purchase Price for such Shares to Seller.

                                   ARTICLE 2.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that the following statements are true, correct and complete as of the date hereof:

         SECTION 2.1 Legal Capacity and Authority. Seller has the right, power, authority and capacity to execute and deliver this Agreement and to sell the Shares as contemplated hereunder.

         SECTION 2.2 Ownership of Shares. Seller owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to Purchaser, pursuant to his Agreement, the Shares free and clear of any and all liens, claims and encumbrances.

         SECTION 2.3 Authorization. All individual action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement by Seller, and the performance of all of Seller's obligations hereunder, has been taken. This Agreement is a valid, legal and binding obligation of Seller, enforceable according to its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, laws and judicial decisions regarding indemnification for violations of federal securities laws, and the availability of specific performance or other equitable remedies.

                                   ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller that the following statements are true, correct and complete as of the date hereof:

         SECTION 3.1 Legal Capacity and Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement and to purchase the Shares as contemplated hereunder.

         SECTION 3.2 Authorization. All individual action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser, and the performance of all of Purchaser's obligations hereunder, has been taken. This Agreement is a valid, legal and binding obligation of Purchaser, enforceable according to its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, laws and judicial decisions regarding indemnification for violations of federal securities laws, and the availability of specific performance or other equitable remedies.

         SECTION 3.3 Investor Representations.

                  (a) Not a "U.S. Person". Purchaser is not a "U.S. Person" as defined in Rule 902 of Regulation S ("Regulation S") promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act. At the time the purchase order for this transaction was originated, Purchaser was outside the United States.

                  (b) Intent. Purchaser is purchasing the Shares solely for investment purposes, for Purchaser's own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution or dissemination thereof, and Purchaser has no present arrangement to sell the Shares to or through any person or entity. Purchaser understands that the Shares must be held indefinitely unless such Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

                  (c) Restrictions on Transfer. Purchaser understands that the Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Shares have not been


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

and will not be registered under the Securities Act, and, if in the future Purchaser decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act,
(B) to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Purchaser acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to Purchaser's shares of Common Stock prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Securities Act, unless in compliance with the Securities Act. Purchaser agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another exemption from registration, Purchaser agrees that it will not resell the securities constituting Purchaser's shares of Common Stock to U.S. Persons or within the United States.

                  (d) Accredited Investor. Purchaser is familiar with the term "accredited investor" as defined in Regulation D promulgated under the Securities Act and is an "accredited investor" within the meaning of such term in Regulation D.

                  (e) Reliance on Representations and Warranties. Purchaser understands that the Shares are being offered and sold to Purchaser in reliance on specific provisions of United States federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth in this Agreement in order to determine the applicability of such provisions.

                  (f) No Advertisements. The undersigned is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

                                   ARTICLE 4.
                                     LEGEND.

                  (a) Legend. The Shares bear the following legend and appropriate "stop transfer" instructions:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO


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

                  AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  (b) Purchaser's Compliance. Nothing in this Article 4 shall affect in any way Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

                                   ARTICLE 5.
                                  MISCELLANEOUS

         SECTION 5.1 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Purchaser and Sellers. Without the prior written consent of the other party, which consent shall not be unreasonably withheld, no party hereto may sell, assign or transfer this Agreement, any rights, titles, interests, remedies, powers, obligations and/or duties hereunder, including by operation of law.

         SECTION 5.2 Expenses. Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

         SECTION 5.3 Parties. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Seller and Purchaser.

         SECTION 5.4 Entire Agreement. This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

         SECTION 5.5 Notices. Unless otherwise specified herein, all such notices, requests, consents, approvals and demands given or made in connection with the terms and provisions of this Agreement shall be deemed to have been given or made when personally delivered, or, if mailed, upon the earlier of actual receipt by the addressee or five days after sent by registered or certified mail, postage prepaid, or, in the case of overnight courier service (which may be utilized hereunder), when delivered by the overnight courier


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

company to the respective address set forth on the signature page hereto, or, in the case of facsimile transmission (which may be utilized hereunder), after receipt by the respective addressee in each case to the appropriate addresses and telecopier numbers set forth on the signature page hereto or to such other addresses and telecopier numbers as a party may designate by notice to the other parties.

         SECTION 5.6 Governing Law. This agreement shall be governed by and construed under the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 5.7 Counterparts. This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which collectively constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A facsimile or photocopy of an executed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         SECTION 5.8 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

         SECTION 5.9 Termination; Survival. The provisions of this Agreement, including without limitation the representations, warranties and covenants of the parties, shall survive the Closing.


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

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

PURCHASER:                                      SELLER:

Oriental Holdings Limited                       Dragon Enterprises Ltd.
------------------------------------            --------------------------------
(print name legibly)                            (print name legibly)


By:                                             By:
    --------------------------------                ----------------------------
    Name:                                           Name:
    Title:                                          Title:



Aggregate shares of Common Stock being sold to
Purchaser (the "Shares"):                        629,812
                                                 --------------

Identification number(s) of stock
certificate(s) representing the Shares being
sold to Purchaser:                               1174
                                                 --------------

Per share consideration for the Shares being
sold to Purchaser (the "Purchase Price"):        US$0.50
                                                 --------------

Aggregate consideration for the Shares being
sold to Purchaser:                               US$314,906
                                                 --------------

The Closing Date:                                April 19, 2005
                                                 --------------



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